CERTIFICATE OF MERGER
                                       OF
                               STEVEN MADDEN, LTD.
                            (A NEW YORK CORPORATION)
                                       AND
                               STEVEN MADDEN, LTD.
                            (A DELAWARE CORPORATION)



         It is hereby certified that:

         1. The constituent business corporations participating in the merger herein certified are :

                  (i) Steven Madden Ltd., which is incorporated under the laws of the State of New York ("Madden N.Y."); and

                  (ii) Steven Madden Ltd., which is incorporated under the laws of the State of Delaware ("Madden Del.").

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Madden N.Y. in accordance with the State of its incorporation and by Madden Del. the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation in the merger herein certified is Madden Del., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of Madden Del., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

         5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

                           52-16 Barnett Avenue
                           Long Island City, NY  11104

         6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         7. The authorized capital stock of Madden N.Y. consists of 10,876,393 shares with $.0001 par value.

Dated:  November 17, 1998

                                    STEVEN MADDEN, LTD. (a New York Corporation)



                                    By: /s/   STEVEN MADDEN
                                       -----------------------------------------
                                       Name:  Steven Madden
                                       Title: President & CEO


Dated:  November 17, 1998


                                    STEVEN MADDEN, LTD. (a Delaware Corporation)



                                    By: /s/   STEVEN MADDEN
                                       -----------------------------------------
                                       Name:  Steven Madden
                                       Title: President & CEO